SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  |X|
Filed by a party other than the registrant  |_|

Check the appropriate box:
|_|  Preliminary proxy statement.           |_|  Confidential, for use of the
|X|  Definitive proxy statement.                 Commission only (as permitted
|_|  Definitive additional materials.            by Rule 14a-6(e)(2)).
|_|  Soliciting material under Rule 14a-12.


                           COMMISSION FILE NO. 0-03024

                              NEW ULM TELECOM, INC.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act
     Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies: ___________________________________________________
     2) Aggregate number of securities to which transaction applies: ___________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____________
     4) Proposed maximum aggregate value of transaction: _______________________
     5) Total fee paid: ________________________________________________________

|_|  Fee paid previously with preliminary materials: ___________________________

|_|  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     1) Amount Previously Paid: ________________________________________________
     2) Form, Schedule or Registration Statement No.: __________________________
     3) Filing Party: __________________________________________________________
     4) Date Filed: ____________________________________________________________

                              NEW ULM TELECOM, INC.
                            27 NORTH MINNESOTA STREET
                            NEW ULM, MINNESOTA 56073
                                 (507) 354-4111


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                             TO BE HELD MAY 15, 2003

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of New Ulm Telecom, Inc. (the "Company"), a Minnesota corporation, will be held at the New Ulm Civic Center, 1212 N. Franklin Street, New Ulm, Minnesota, on Thursday, May 15, 2003 at 10:00 a.m. for the following purposes:

         (1) To elect three (3) directors for a term of three (3) years, each to hold office until the Annual Meeting of Shareholders to be held in 2006 or until their successors are elected;

         (2)      To consider and vote upon a proposal to amend Article III,
                  Section 1 of the Company's Articles of Incorporation (the "Articles"):

                  (a) to increase the number of authorized shares of common stock from 19,200,000 shares to 90,000,000 shares, each having a par value of $1.66 per share; and

                  (b) to authorize the issuance of up to 10,000,000 shares of preferred stock having a par value of $1.66 per share and allow the Board of Directors to fix the rights and preferences of preferred shares of any class or series and to generally allow the Board of Directors to authorize the issuance thereof by resolution in the manner prescribed by law and to take other actions consistent therewith;

         (3)      To consider and vote upon a proposal to amend Article III,
                  Section 2 of the Articles, which currently provides that no individual shareholder, partnership, corporation or fiduciary shall own either in their, his or her own right or jointly with another party more than seven percent (7%) of the outstanding capital stock of the Company, by adding provisions which provide that (i) to the extent capital stock is acquired in excess of such permitted limit ("Excess Shares"), such Excess Shares may not be voted; and (ii) the Company shall have the right to redeem Excess Shares;

         (4) To consider and vote upon a proposal to amend Article IV of the Articles to add a provision that an action required or permitted to be taken at a meeting of the Board of Directors, other than an action requiring shareholder approval, may be taken by written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present;

         (5) To consider and vote upon a proposal to amend the Articles by adding new Article VI thereof to provide that no shareholder shall be entitled to any preemptive right to purchase, subscribe or otherwise acquire any new or additional securities of the Company, or any options or warrants to purchase, subscribe for or otherwise acquire any such new additional securities before the Company may offer them to other persons;

         (6) To ratify the appointment of Kiesling Associates LLP as the Company's independent public accountants for the fiscal year ending December 31, 2003; and

         (7) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Under Section 302A.471 of the Minnesota Business Corporation Act (the "MBCA"), holders of the Company's common stock have the right to dissent from Proposal No. 5 to amend the Articles to eliminate preemptive rights and, if such amendment is approved and made, to obtain payment of the fair value of their shares. Proposal No. 5 will not be acted upon if the holders of more than 25,000 shares of common stock exercise dissenters' rights. Sections 302A.471 and 302A.473 of the MBCA are attached in full as Appendix A to the accompanying Proxy Statement, which also includes a description of the procedures to be followed under those sections by a shareholder wishing to dissent.


         The Board of Directors has fixed the close of business on March 31, 2003, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.


         A representative of the principal accountants for the current year and for the most recently completed fiscal year is expected to be present at the Annual Meeting of Shareholders. This representative will have the opportunity to make a statement to shareholders and is expected to be available to respond to appropriate questions that may arise at the meeting.


                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Barbara A.J. Bornhoft

                                              Barbara A.J. Bornhoft
                                              SECRETARY

New Ulm, Minnesota
April 18, 2003


         TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                                TABLE OF CONTENTS

                                                                            PAGE
INFORMATION CONCERNING SOLICITATION AND VOTING............................... 1

PROPOSAL 1:  ELECTION OF DIRECTORS............................................3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................5

COMPENSATION OF EXECUTIVE OFFICERS............................................6

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION....................8

REPORT OF THE AUDIT COMMITTEE.................................................9

SHAREHOLDER RETURN PERFORMANCE GRAPH.........................................10

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................10

PROPOSAL 2: AMENDMENT OF ARTICLES TO INCREASE THE COMPANY'S
        AUTHORIZED SHARES OF COMMON STOCK, TO AUTHORIZE THE
        ISSUANCE OF PREFERRED STOCK AND TO GRANT THE BOARD
        OF DIRECTORS THE AUTHORITY TO FIX THE RIGHTS AND
        PREFERENCES OF PREFERRED STOCK.......................................11

PROPOSAL 3: AMENDMENT OF ARTICLES TO PROVIDE THAT IF A
        SHAREHOLDER PURCHASES MORE THAN SEVEN PERCENT OF THE
        OUTSTANDING STOCK OF THE COMPANY, SUCH EXCESS SHARES
        MAY NOT BE VOTED AND THE COMPANY SHALL HAVE THE RIGHT
        TO PURCHASE OR REDEEM SUCH EXCESS SHARES.............................14

PROPOSAL 4: AMENDMENT OF ARTICLES TO PERMIT FEWER THAN ALL OF
        THE DIRECTORS TO TAKE ACTIONS IN WRITING OR CONSENTED
        TO BY AUTHENTICATED ELECTRONIC COMMUNICATION.........................18

PROPOSAL 5: AMENDMENT OF ARTICLES TO ELIMINATE PREEMPTIVE
        RIGHTS...............................................................20

PROPOSAL 6: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC
        ACCOUNTANTS..........................................................24

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE......................25

ANNUAL REPORT ON FORM 10-K...................................................25

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING................................25

OTHER MATTERS................................................................25

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................25

APPENDIX A: DISSENTERS' RIGHTS - SECTIONS 302A.471 AND
        302A.473 OF THE MINNESOTA BUSINESS CORPORATION ACT..................A-1

APPENDIX B: NEW ULM TELECOM, INC. AUDIT COMMITTEE CHARTER...................B-1


CONSENT OF KIESLING ASSOCIATES LLP..........................................C-1

CONSENT OF OLSEN THIELEN & CO., LTD.........................................D-1

                              NEW ULM TELECOM, INC.
                            27 NORTH MINNESOTA STREET
                            NEW ULM, MINNESOTA 56073
                                 (507) 354-4111

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 15, 2003


                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         This Proxy Statement and the enclosed Proxy are furnished in connection with the solicitation of proxies by the Board of Directors of New Ulm Telecom, Inc. (the "Company") for use at the Annual Meeting and any adjournment thereof to be held commencing at 10:00 a.m., local time, on Thursday, May 15, 2003, at the New Ulm Civic Center located at 1212 N. Franklin Street, New Ulm, Minnesota.

         You are urged to sign and return the enclosed proxy whether or not you plan to attend the meeting. You should specify your choices by marking the appropriate boxes on the proxy. All shares of common stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the Annual Meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies on which no specification has been made will be voted in favor of each proposal.

         The persons named as proxies were selected by the Board of Directors of the Company and are directors or officers of the Company. If any other matters are properly presented at the meeting for action, including a question of adjourning or postponing the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.


         The Notice of Annual Meeting, this proxy statement and related proxy card are first being mailed to shareholders on or about April 18, 2003.


RECORD DATE AND OUTSTANDING COMMON STOCK

         The Board of Directors has fixed the close of business on March 31, 2003, as the record date for determining the holders of outstanding common stock entitled to notice of, and to vote at, the meeting. Only shareholders of record at the close of business on March 31, 2003 will be entitled to vote at the meeting. On that date, there were 5,115,585 shares of common stock issued, outstanding and entitled to vote.

REVOCABILITY OF PROXIES

         Any shareholder who executes and returns a proxy may revoke it at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. Any written notice or subsequent proxy should be delivered to New Ulm Telecom, Inc., 27 North Minnesota Street, New Ulm, Minnesota 56073, Attention: Bill Otis, or hand-delivered to Mr. Bill Otis before the vote at the Annual Meeting.

VOTING AND SOLICITATION

         Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the record date. Shareholders have the right to cumulate votes in the election of directors, as described below. Shareholders are entitled to dissenters' rights under Minnesota law in connection with the amendment of our Articles of Incorporation to eliminate preemptive rights under Proposal No. 5. See Proposal No. 5--Dissenters' Rights.

         We will pay the cost of this solicitation, including preparing, assembling and mailing the proxies and solicitation materials. We are soliciting proxies principally by mail. In addition, our directors, officers and regular employees may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of common stock held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

         The presence in person or by proxy of the holders of thirty-five percent (35%) of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

         If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

         If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Annual Meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         There are currently seven directors on our Board of Directors. Each director serves a three-year term. Three directors will be elected at the Annual Meeting. The terms of Rosemary Dittrich, Mary Ellen Domeier and Gary L. Nelson expire in 2003; and the Board of Directors has nominated Ms. Dittrich, Ms. Domeier and Mr. Nelson for re-election to the board for a three-year term. It is intended that proxies will be voted for such nominees. The Board of Directors believes that each nominee named herein will be able to serve, but should a nominee be unable to serve as a Director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.


         The following table provides information with respect to our directors, including information regarding their principal occupations. Information concerning ownership of our common stock, as of March 31, 2003 can be found on page 5. Each director serves for a three-year term and until his or her successor has been duly elected and qualified. We are not aware of any arrangement or understanding pursuant to which any individual is to be selected as a director or nominee. There are no family relationships between any director or executive officer.



            NOMINEES PROPOSED FOR ELECTION FOR TERMS EXPIRING IN 2006 (including business experience during the past five years)

                                                                                      DIRECTOR       TERM
NAME                               AGE       OCCUPATION                               SINCE         EXPIRES
-------------------------------    ---       -------------------------------------    ------------   -------
ROSEMARY DITTRICH                   61       Corporate Secretary, D & A                  1997           2003
                                             Trucking, Inc.

MARY ELLEN DOMEIER                  61       CEO, Valley Bank & Trust Co.                1999           2003

GARY NELSON                         65       Retired President, The Insurance            1982           2003
                                             Group


                        DIRECTORS SERVING UNEXPIRED TERMS
           (including business experience during the past five years)

                                                                                      DIRECTOR       TERM
NAME                               AGE       OCCUPATION                               SINCE         EXPIRES
-------------------------------    ---       -------------------------------------    ------------   -------
JAMES JENSEN                        58       Marketing Consultant and Sales              1982           2004
                                             Representative, Kohls-Weelborg
                                             Dealerships

PERRY MEYER                         48       Farmer                                      1995           2004

DUANE LAMBRECHT                     56       Owner/CEO, Shelter Products, Inc.           1999           2005

ROBERT RANWEILER                    55       Principal, Biebl, Ranweiler,                1989           2005
                                             Christiansen, Meyer, Thompson & Co.
                                             Chtd., Certified Public Accountants

THE BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors consists of seven members with staggered terms of three years for each Director. The Board holds regular monthly meetings and some special meetings. The Board of Directors has established an Audit Committee, Steering Committee, and Personnel Committee performing the functions described below. The Company also has a Strategic Planning Committee and an Ad Hoc Stock Committee. The Board of Directors as a whole is the Nominating Committee. The Chairman of the Board is an ex officio member of all committees. The Board held 12 meetings in 2002. All committees meet as required. Each director attended 75% or more of the Board meetings and applicable committee meetings.


         Audit Committee consists of Robert Ranweiler, Chair, Rosemary Dittrich and Perry Meyer. All members of the Audit Committee are independent, as defined in Rule 4200(a)(15) of the NASD's listing standards. The Audit Committee reviews the activities and reports of the independent auditors. The Audit Committee had 5 meetings in 2002.


         Steering Committee consists of James Jensen, Gary Nelson, Robert Ranweiler. This committee is responsible for the study and analysis of the Company's financial needs and requirements and the evaluation of the future operations and needs of the Company. The Steering Committee had 5 meetings in 2002.

         Personnel Committee consists of Perry Meyer, Chair, Mary Ellen Domeier and Duane Lambrecht. Its duties are to evaluate employee compensation and staffing. The Personnel Committee also makes appropriate recommendations concerning officers' and directors' compensation. This committee had 2 meetings in 2002.

COMPENSATION OF DIRECTORS

         In 2002, the directors were paid an annual retainer of $13,600. In addition, directors received $285 for each Board and Committee meeting they attended. In 2003, the directors will be paid a $13,600 annual retainer and $500 for each Board and Committee meeting they attend.

         The Chairman of the Board, who is not an employee of New Ulm Telecom, Inc., received an additional annual retainer of $6,600. This annual retainer will increase to $12,000 in 2003.

         We have a director retirement policy pursuant to which directors who leave the Board will receive $1,000 for each year of service to the Board with a maximum of $20,000 paid to any one director.

CUMULATIVE VOTING FOR DIRECTORS - VOTE REQUIRED

         For each share held, shareholders may cast one vote for each of the three directorships to be filled at this meeting. Each shareholder entitled to vote has the right to cumulative vote their shares in the election of directors by giving written notice of intent to cumulative vote to any officer of the corporation before the meeting, or to the presiding officer at the meeting at any time before the election. If notice of intent to cumulative vote occurs, the presiding officer at the meeting shall announce, before the election of directors, that shareholders shall cumulative vote their shares by multiplying the number of shares held by the shareholder by the number of directors to be elected. Each shareholder then may cast their votes for one candidate or may distribute the votes among any number of candidates. If no shareholder determines to cumulate votes, nominees who receive the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at the meeting will be elected to serve on our Board of Directors. If any shareholder determines to cumulate votes and nominates an individual other than the above-stated nominees to serve as a director, then the three nominees who receive the largest number votes, taking into account any such cumulative vote, will be elected to serve on our Board of Directors.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE FOR DIRECTOR
                          SET FORTH IN PROPOSAL NO. 1.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock as of March 31, 2003, by (a) each person known by us to own beneficially five percent (5%) or more of our common stock, (b) each director and nominee for director, (c) each named executive officer, and (d) directors and executive officers as a group. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares. Except as noted below, we know of no agreements among our shareholders which relate to voting or investment power with respect to our common stock.

                                                                  AMOUNT AND NATURE
                                                                    OF BENEFICIAL     PERCENT OF
      NAME AND ADDRESS OF BENEFICIAL OWNER(1)                         OWNERSHIP        CLASS(2)
      --------------------------------------------------------        ---------        ---------
      Ruth B. Wines, Trustee of the...........................          274,320          5.4%
      Ralph K. Wines & Ruth B. Wines Family Trust
      216 Apolena, Newport Beach, California

      Bill Otis...............................................          209,400          4.1

      Robert Ranweiler(3).....................................           64,350          1.3

      Gary Nelson.............................................           30,000          0.6

      James Jensen(4).........................................           16,743          0.3

      Perry Meyer.............................................           12,000          0.2

      Rosemary Dittrich(5)....................................           11,028          0.2

      Mary Ellen Domeier......................................            1,350           *

      Duane Lambrecht(6)......................................            1,150           *

      All Directors & Officers as a Group (11 persons)(7).....          348,340          6.8%

-------------------

     *    Represents less than 0.1%

     (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Securities "beneficially owned" by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option to acquire within 60 days. Unless otherwise indicated, the address of each shareholder is c/o New Ulm Telecom, Inc., 27 North Minnesota Street, New Ulm, Minnesota 56073.

     (2) Percentage of beneficial ownership is based on 5,115,585 shares outstanding as of March 31, 2003.

     (3)  Includes 61,650 shares owned by Mr. Ranweiler's spouse.

     (4)  Includes 3,654 shares owned by Mr. Jensen's spouse.

     (5)  Includes 4,500 shares owned by Ms. Dittrich's spouse.

     (6)  Includes 250 shares owned by Mr. Lambrechts' spouse.

     (7)  Includes 70,054 shares owned by the spouses of directors and officers.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

         The following table shows compensation for our named executive officer for services in all capacities to our company and our subsidiaries during fiscal years 2000, 2001 and 2002. Compensation, as reflected in this table and the tables which follow, is presented on the basis of rules of the Securities and Exchange Commission and does not, in the case of certain stock-based awards or accruals, necessarily represent the amount of compensation realized or which may be realized in the future. Our company has not issued any options or warrants during the fiscal years 2002, 2001 and 2000. For more information regarding our salary policies and executive compensation plans, please review the information under the caption "Compensation Committee Report on Executive Compensation."

                                                                                                        LONG TERM
                                                               ANNUAL COMPENSATION                    COMPENSATION
                                               ----------------------------------------------------   ------------
                                                                                                         AWARDS
                                                                                                      ------------
                                                                                    OTHER ANNUAL       SECURITIES
NAME AND PRINCIPAL                                                                  COMPENSATION       UNDERLYING
    POSITION                       YEAR           SALARY($)         BONUS($)           ($)(a)          SARS(#)(b)
-----------------------------    ----------    --------------    --------------   -----------------   ------------
Bill Otis.....................     2002            137,181              -0-             51,578           30,000
    President                      2001            132,812           20,000             49,048           30,000
                                   2000            125,000           15,600             40,493           30,000

--------------------
(a) Includes contributions made by our company under our 401(k) plan and fees received for service as a member of the board of directors of our partially-owned subsidiary, Midwest Wireless.


(b)  Represents Appreciation Units granted pursuant to an Appreciation Unit
     Plan.


SAR GRANTS IN LAST FISCAL YEAR

         The following table describes Appreciation Units granted in 2002 under our Appreciation Unit Plan to the named executive officer. Our company did not issue any options or warrants during 2002.


                                                INDIVIDUAL GRANTS
                            -------------------------------------------------------
                                                                                       POTENTIAL REALIZABLE
                            NUMBER OF     PERCENT OF                                     VALUE AT ASSUMED
                           SECURITIES       TOTAL                                         ANNUAL RATES OF
                           UNDERLYING       SAR'S                                      APPRECIATION FOR SAR
                              SAR'S       GRANTED TO       EXERCISE                           TERM(b)
                             GRANTED     EMPLOYEES IN       OR BASE      EXPIRATION    --------------------
      NAME                   (#)(a)          2002        PRICE ($/SH)       DATE        5%($)       10%($)
-----------------------    ----------    ------------    ------------    ----------    -------     --------
Bill Otis..............      30,000       66.7%              ----         1/1/2005     $42,559      $44,685


--------------------


(a) These Appreciation Units expire on the third anniversary of the date of grant, at which time the Units are converted to cash at the Board's discretion based on the difference between net income per share and dividends paid per share at year end over each of the three years of the Appreciation Units' term.

(b) Potential realizable value is based on assumed rates of appreciation over each of the three years of the Appreciation Units' term.

AGGREGATED FISCAL YEAR-END SAR VALUES

         The following table shows the number and value of Appreciation Units held by our named executive officer during 2002. Our company did not have any options or warrants outstanding at December 31, 2002.


                                       NUMBER OF SECURITIES
                                      UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                           SARS HELD AT               IN-THE-MONEY SARS AT
                                      DECEMBER 31, 2002(#)(a)        DECEMBER 31, 2002($)(b)
                                    ---------------------------    ---------------------------
                 NAME                EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
--------------------------------    ---------------------------    ---------------------------
Bill Otis.......................            -0- / 90,000                     N/A /$60,300


--------------------


(a) Appreciation Units are not considered exercisable at any time because our Board has sole discretion to determine whether the named executive officer receives payment upon expiration of the Appreciation Units.

(b) Based on the difference between net income per share and dividends paid per share multiplied by outstanding units for each of 2000, 2001 and 2002.

             REPORT OF PERSONNEL COMMITTEE ON EXECUTIVE COMPENSATION

Board of Directors
New Ulm Telecom, Inc.
P. O. Box 697
New Ulm, MN 56073

         The compensation program for the President and the Board of Directors is the responsibility of the Personnel Committee of the Board of Directors (the "Committee"). In 2002, the Committee was comprised of three directors: Messrs. Meyer and Lambrecht and Ms. Domeier. Mr. Meyer is the Chairperson of the Committee.

         The philosophy for the executive compensation program is to pay competitively compared to similar-sized companies, particularly technology companies.

         There are two elements to the salary program: annual base salary and cash bonuses under an Appreciation Unit Plan (the "Plan"). The purpose of the Plan is to reward senior management for the longer-term success of the Company. The Plan is also intended to assist the Company in the recruitment and retention of key executives.

         When setting annual base salaries and making awards under incentive plans, the Personnel Committee considers company performance and compensation levels of comparable companies with a goal of remaining reasonably competitive with comparable companies.

         The Appreciation Unit Plan rewards an executive with a cash bonus which is computed by multiplying the difference between net income per share and dividends per share by appreciation rights units awarded.

         In setting the 2002 salary, the Committee reviewed Mr. Otis' total compensation program and determined that it was closely related to the Company's performance in 2001. The Committee also reviewed the compensation of Mr. Otis to determine that the compensation was competitive with compensation levels of executives in comparable companies and was equitable to New Ulm Telecom, Inc. and its shareholders.

March 31, 2003                     Personnel Committee of the Board of Directors


                                               /s/ Perry Meyer, Chair
                                               /s/ Mary Ellen Domeier
                                               /s/ Duane Lambrecht

                            REPORT OF AUDIT COMMITTEE

Board of Directors
New Ulm Telecom, Inc.
P. O. Box 697
New Ulm, MN 56073

         The Audit Committee is responsible for overseeing management's financial reporting practices and internal controls. The Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee's responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.

         With respect to the year-end at December 31, 2002, in addition to its other work, the Audit Committee:

         o Reviewed and discussed with the Company's management and the independent auditors the audited financial statements of the Company as of December 31, 2002 and for the year then ended;

         o Discussed with the independent auditors the matters required to be discussed by auditing standards generally accepted in the United States of America, including those matters required to be discussed by SAS 61;

         o Received from the independent accountants the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed with the auditors the firm's independence; and

         o Reviewed recent corporate governance initiatives, including provisions of the recently enacted Sarbanes-Oxley Act.

         Based upon the review and discussion summarized above, together with the Committee's other deliberations, the Committee recommended to the Board of Directors that the audited financial statements of the Company, as of December 31, 2002 and for the year then ended, be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

March 25, 2003                         Audit Committee of the Board of Directors


                                             /s/ Robert J. Ranweiler, Chair
                                             /s/ Rosemary Dittrich
                                             /s/ Perry Meyer


         A copy of the Audit Committee Charter that was adopted on October 26, 2002 is included with this proxy statement as Appendix B.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a graph that compares the cumulative total shareholder return on our common stock to the Russell 2000 Index and to the NASDAQ Telecommunications Index. The comparison covers the period from December 31, 1997 to December 31, 2002. Shareholder return assumes reinvestment of all dividends.


                              [PLOT POINTS GRAPH]

                                   Dec-97          Dec-98         Dec-99        Dec-00        Dec-01        Dec-02
                                  ---------       ---------      ---------     ---------     ---------     ---------
New Ulm Telecom, Inc.               $100           $ 97.25        $113.37       $149.57       $140.45        $156.41
NASDAQ Telecommunications Index     $100            163.38         331.18        151.15         77.18          35.48
Russell 2000 Index                  $100             96.55         115.50        110.64        111.78          87.66

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         INDEBTEDNESS OF MANAGEMENT. Since the beginning of the Company's last fiscal year, no director or executive officer of the Company has been indebted to the Company or its subsidiaries except Bill Otis, President of the Company, who was indebted to the Company in the amount of $674,037 under the terms of a promissory note payable upon demand and secured by 153,690 shares of New Ulm Telecom, Inc. common stock. The note bears interest at 6.09% and has not been amended since the issuance of the note. The note was given to the Company by Mr. Otis in October, 1998 and reissued January 1, 2002 to enable Mr. Otis to purchase shares of the Company's stock.

         The largest amount outstanding of the note during fiscal year ending December 31, 2002 was $687,402. Mr. Otis made all required payments of principal and interest in accordance with the terms of the note during 2002.

         POLICY. It is the Company's policy that all proposed transactions by the Company with directors, officers, five percent stockholders and their affiliates be entered into only if such transactions are on terms no less favorable to the Company than could be obtained from unaffiliated parties, are reasonably expected to benefit the Company and are approved by a majority of the disinterested, independent members of its Board of Directors.

   PROPOSAL NO. 2 - AMENDMENT OF ARTICLES TO INCREASE THE COMPANY'S AUTHORIZED
      SHARES OF COMMON STOCK, TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK
       AND TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO FIX THE RIGHTS
                       AND PREFERENCES OF PREFERRED STOCK

EXPLANATION OF THE AMENDMENT

         The Board of Directors has adopted, subject to shareholder approval, an amendment to Article III, Section 1 of the Company's Articles of Incorporation (the "Articles"), to provide that the Company's number of authorized shares of capital stock will be increased from 19,200,000 shares to 100,000,000 shares, consisting of 90,000,000 shares of common stock, each having a par value of $1.66 per share, and 10,000,000 shares of undesignated preferred stock, each having a par value of $1.66 per share. The amendment further provides that the Board of Directors may, from time to time, establish by resolution, different classes or series of preferred shares and may fix the rights and preferences of said shares in any class or series. Preferred shares of the Company may be issued in one or more series, each of which series will have such designation or title and such number of shares as shall be fixed by resolution of the Board prior to the issuance thereof. Each such series of preferred shares will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series of preferred shares as may be adopted from time to time by the Board. The Board of Directors may also authorize the issuance of shares of a class or series, shares of which may then be outstanding, to holders of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.

         The Company is presently authorized to issue 19,200,000 shares of common stock, par value $1.66 per share, of which 5,115,585 are currently outstanding. Under the Minnesota Business Corporation Act ("MBCA"), shares of common stock of the Company may be issued by resolution of the Company's Board of Directors. The Company is not authorized to issue preferred stock. The Company has no commitment or present intent to issue additional shares of capital stock, common or preferred.

REASONS FOR THE AMENDMENT

         The Board of Directors believes that it is in the best interest of the Company to have additional shares of common stock authorized and available for issuance in order to meet future requirements of the Company, which may include issuances of securities to fund acquisitions by the Company, to meet future financing needs of the Company, to effect stock splits or declare stock dividends, and for other corporate purposes. In addition, the Board of Directors believes that the Company should have the flexibility to issue preferred stock on such terms and conditions as may be prudent at a future date, for acquisition or financing purposes. The Board of Directors believes that opportunities may arise in the future which will require prompt action and in which any delay incurred in seeking shareholder approval for issuance of additional shares could be detrimental to the Company and its shareholders. An example of this would be an opportunity to acquire from individuals, estates or by merger or other form of acquisition, other companies involved in the telecommunications industry including, but not limited to, family or locally-owned telephone companies. The Company has no present plans, and is not negotiating for, any such acquisitions. If the Company's shareholders fail to approve this proposed amendment and the authorization of additional shares of common stock or preferred stock is deferred until a future date when the need exists, the time and expense required in connection with obtaining the necessary shareholder approval for each such proposed issuance could deprive the Company of financing or acquisition opportunities. Further, the Company could use additional authorized shares of capital stock for the purpose of stock dividends or effecting rights offerings to its shareholders, although it has no present plans to do so.

         In the Board's opinion, the proposed amendment will give the Company the flexibility to take advantage of such opportunities and to operate more effectively. The increase in the authorized number of common shares and the authorization of undesignated preferred stock of the Company will not, in and of itself, affect the rights of holders of presently issued and outstanding shares of common stock. Shares of common stock or preferred stock would be issued only as, if and when the Board of Directors believed the issuance to be in the best interests of the Company and its shareholders. If an issuance of new securities were planned, shareholders currently have preemptive rights to purchase new securities, to the extent provided under the MBCA. The Company proposes, however, to eliminate preemptive rights as discussed under Proposal No. 5 below.

CERTAIN EFFECTS OF THE PROPOSED AMENDMENT

         Adoption of Proposal No. 2 would increase the number of authorized but unissued and unreserved shares of common stock by 70,800,000 shares. Adoption of the proposal will also authorize 10,000,000 preferred shares the rights and preferences of which can be designated by the Board. No further action or authorization by the shareholders would be necessary prior to the issuance of the additional shares authorized thereby, unless required for a particular transaction by applicable law, regulatory agencies, or the rules of any stock exchange or association of securities dealers on which the Company's securities are then listed.

         Any additional authorized shares that may be issued following the adoption of Proposal No. 2 (if not designated by the Board as preferred shares) would be shares identical to the existing common stock and would have the same rights and privileges as the existing common stock. New undesignated preferred shares may be issued following adoption of the amendment by resolution of the Board of Directors without further action by the shareholders.

         The proposed increase in the total number of authorized shares and the authorization of shares that may be designated as preferred shares is not designed to deter or to prevent a change in control of the Company and the proposal is not being presented as an anti-takeover measure. Unissued shares, however, could be used by incumbent directors to make such a change in control more difficult. In the event of an unfriendly attempt to gain control of the Company, the Board could issue additional shares or options to acquire additional shares in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of the Company, which might have the effect of discouraging or making less likely such a change in control. Such shares also could be privately placed with purchasers who might be expected to side with the Board in opposing a hostile takeover bid. Shares also could be issued with rights and preferences that might impede such a takeover proposal by, for example, authorizing a class vote, either separately or with the holders of common stock, on any merger, sale or exchange of assets by the Company, or any other extraordinary corporate transaction. To the extent any such actions could have the effect of making a hostile takeover less likely, they also could assist incumbent management in retaining their positions. It should be noted, however, that the proposed amendment would not enlarge the already existing power of the Board of Directors to issue common stock, but would increase the number and kind of shares which could be used by the Board for such purpose.

         The adoption of Proposal No. 2 would not be the first action taken by the Company that could have the effect of deterring a hostile takeover. The Company's Articles of Incorporation currently include a provision that could make the consummation of a hostile takeover more difficult. Article III, Section 2 of the Company's Articles currently provides that no person may own more than seven percent of the outstanding capital stock of the Company. As set forth in Proposal No. 3, the Board proposes to strengthen Article III, Section 2 of the Articles by providing that shares acquired in violation of that section may not be voted and will be subject to redemption at the option of the Company. Although the Board does not currently contemplate adopting or proposing for shareholder approval any additional anti-takeover measures, it continues to study such measures and reserves the right to propose such further amendments or to take actions in the future if, in its view, circumstances should so warrant. The Board is not now aware of any effort by third parties to effect a change in control or takeover of the Company.

TEXT OF AMENDMENT

         The proposed amendment would be accomplished by restating and amending
Article III, Section 1 as follows:


                                   Article III

                  Section 1. The total authorized shares of all classes which the Corporation shall have authority to issue is 100,000,000, consisting of: 10,000,000 shares of preferred stock of the par value of One Dollar and Sixty-Six Cents ($1.66) per share (hereinafter the "preferred shares"); and 90,000,000 shares of common stock of the par value of One Dollar and Sixty-Six Cents ($1.66) per share (hereinafter the "common shares").

                  (a) The Board of Directors of the Corporation (hereinafter referred to as the "Board of Directors" or "Board") may, from time to time, establish by resolution, different classes or series of preferred shares and may fix the rights and preferences of said shares in any class or series. Specifically, preferred shares of the Corporation may be issued from time to time in one or more series, each of which series shall have such designation or title and such number of shares as shall be fixed by resolution of the Board of Directors prior to the issuance thereof. Each such series of preferred shares shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series of preferred shares as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in the Board.

                  (b) Except as provided or required by law, or as provided in the resolution or resolutions of the Board of Directors creating any series of preferred shares, the common shares shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Unless otherwise provided by resolution or resolutions of the Board of Directors, each holder of common shares shall be entitled to one vote for each share held.

                  (c) The Board of Directors shall have the authority to issue shares of a class or series, shares of which may then be outstanding, to holders of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.

VOTE REQUIRED

         Approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

             PROPOSAL NO. 3 - AMENDMENT OF ARTICLES TO PROVIDE THAT
               IF A SHAREHOLDER PURCHASES MORE THAN SEVEN PERCENT
          OF THE OUTSTANDING STOCK OF THE COMPANY, SUCH EXCESS SHARES
             MAY NOT BE VOTED AND THE COMPANY SHALL HAVE THE RIGHT
                    TO PURCHASE OR REDEEM SUCH EXCESS SHARES

EXPLANATION OF THE AMENDMENT


         In 1962, the shareholders of the Company adopted an amendment to the Articles (currently Article III, Section 2) to provide that no shareholder shall individually or jointly with another party own more than seven percent of the outstanding capital stock of the Company. The Board of Directors believes that the purpose of such provision was to prevent a concentration of ownership of the Company's equity securities in the hands of an individual or small group of individuals. The provision has the effect of enabling the Company to remain independent and can serve as a deterrent to an unwanted or hostile takeover or acquisition of control of the Company. In May 1997, this provision was amended to provide that an amendment would require the affirmative vote of 66 2/3% of the outstanding capital stock of the Company. The Board of Directors believes that this provision should be retained, but recommends the following additions or changes:


         o Addition of a provision that provides that a person who violates the Company's restriction on share ownership may not vote shares owned or acquired that are in excess of seven percent of the Company's outstanding stock ("Excess Shares").

         o Addition of a provision that provides that Excess Shares may be redeemed by the Company upon written notice given within 60 days after the Company first has notice of such ownership of Excess Shares at market value of the Excess Shares on the date the Company mails such written notice, subject to any required approval of such redemption by the Company's shareholders at any regular or special meeting of the shareholders.

         o To provide that shares acquired by a person in excess of seven percent of the Company's outstanding capital stock should not constitute Excess Shares if issued in a Board-approved transaction or a shareholder-approved transaction.

         o The definition of ownership should be amended to provide that ownership will be based upon "beneficial" ownership as defined in MBCA Section 302A.011, Subd. 41 which provides as follows:

                           SUBD. 41. BENEFICIAL OWNER; BENEFICIAL OWNERSHIP. (a) "Beneficial owner," when used with respect to shares or other securities, includes, but is not limited to, any person who, directly or indirectly through any written or oral agreement, arrangement, relationship, understanding, or otherwise, has or shares the power to vote, or direct the voting of, the shares or securities or has or shares the power to dispose of, or direct the disposition of, the shares or securities, except that:

                           (1) a person shall not be deemed the beneficial owner of shares or securities tendered pursuant to a tender or exchange offer made by the person or any of the person's affiliates or associates until the tendered shares or securities are accepted for purchase or exchange; and

                           (2) a person shall not be deemed the beneficial owner of shares or securities with respect to which the person has the power to vote or direct the voting arising solely from a revocable proxy given in response to a proxy solicitation required to be made and made in accordance with the applicable rules and regulations under the Securities Exchange Act of 1934 and is not then reportable under that act on a
                           Schedule 13D or comparable report, or, if the corporation is not subject to the rules and regulations under the Securities Exchange Act of 1934, would have been required to be made and would not have been reportable if the corporation had been subject to the rules and regulations.

                           (b) "Beneficial ownership" includes, but is not limited to, the right to acquire shares or securities through the exercise of options, warrants, or rights, or the conversion of convertible securities, or otherwise. The shares or securities subject to the options, warrants, rights, or conversion privileges held by a person shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares or securities of the class or series owned by the person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class or series owned by any other person. A person shall be deemed the beneficial owner of shares and securities beneficially owned by any relative or spouse of the person or any relative of the spouse, residing in the home of the person, any trust or estate in which the person owns ten percent or more of the total beneficial interest or serves as trustee or executor or in a similar fiduciary capacity, any corporation or entity in which the person owns ten percent or more of the equity, and any affiliate of the person.

                           (c) When two or more persons act or agree to act as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, owning, or voting shares or other securities of a corporation, all members of the partnership, syndicate, or other group are deemed to constitute a "person" and to have acquired beneficial ownership, as of the date they first so act or agree to act together, of all shares or securities of the corporation beneficially owned by the person.

REASONS FOR AMENDMENT


         The proposed amendment to Article III, Section 2 retains the limitation of seven percent on share ownership that has been contained in the Company's Articles for many years, which the Board believes benefits the shareholders by providing a deterrent to a hostile or unwanted takeover of the Company. The proposed amendment clarifies the meaning of ownership by incorporating the definition of beneficial ownership contained in the MBCA. The proposed amendment strengthens the limitation by providing that persons who acquire Excess Shares in violation of this ownership restriction may not vote such shares. The proposal also enables the Board to redeem Excess Shares, which will further discourage persons from acquiring Excess Shares. The Board of Directors believes the proposed amendment is needed to enable the Board to enforce Article III,
Section 2.

EFFECT OF AMENDMENT

         If Proposal No. 3 is adopted, the Company will have greater ability to enforce its rights against persons who violate the restrictions on ownership contained in Article III, Section 2 by providing that Excess Shares may not be voted and may be subject to redemption by the Company. This provision of the Articles, which has been in effect since 1962, has the effect of deterring or preventing a change in control of the Company. This provision, coupled with other actions which could be taken by the Board of Directors and existing provisions of the MBCA which restrict control share acquisitions and business combinations, would likely require a person seeking to obtain control of the Company to negotiate with the Company a transaction which could be accepted and approved by the Board and submitted to the shareholders of the Company for approval. Because this provision has existed in the Company's Articles for many years, Proposal No. 3 is only intended to implement the existing limitation on share ownership. The proposal is not being presented as an anti-takeover measure.

TEXT OF AMENDMENT

         The proposed amendment would be accomplished by restating and amending
Article III, Section 2 as follows:

                  Section 2. Except as provided in this section, no person shall beneficially own more than seven percent (7%) of the outstanding capital stock of the Corporation. This restriction as to ownership shall not apply to any stock acquired by the Corporation.

                  (a) For the purposes of this Section 2, the term "person" includes a natural person and an organization, as defined in Minnesota Business Corporation Act Section 302A.011, Subd. 19. The terms "ownership," or "own" in this Section 2 shall mean and include "beneficial ownership" as defined in Minnesota Business Corporation Act
         Section 302A.011, Subd. 41. The term "Excess Shares" shall mean shares beneficially owned or acquired by a person that are in excess of seven percent (7%) of the outstanding capital stock of the Corporation. For purposes of this Section 2, the term "capital stock" refers to common shares of the Corporation.

                  (b) A determination as to whether a person's ownership of capital stock of the Corporation includes or constitutes Excess Shares shall be made with reference to the number of shares of common stock outstanding as reported by the Corporation in its most recent report filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which sets forth the number of shares of common stock of the Corporation outstanding as of a specified date, or, if the Corporation ceases to file reports pursuant to the Exchange Act, the number of shares of outstanding common stock set forth in any report, communication or financial statement sent by the Corporation to the holders of record of its capital stock.


                  (c) No person who owns Excess Shares shall have voting rights with respect to Excess Shares. Excess Shares may be counted when determining whether a quorum exists for the transaction of business at a meeting of shareholders. Excess Shares may be voted following their transfer to another person who is not the beneficial owner of seven percent (7%) or more the Corporation's capital stock.


                  (d) The Corporation shall have the right, but not the obligation, upon written notice to a person owning Excess Shares, to redeem Excess Shares at a redemption price equal to the market value of the Excess Shares, as determined in accordance with

         Minnesota Business Corporation Act Section 302A.011, Subd. 50, on the date the Corporation mails such notice of redemption to the beneficial owner of the Excess Shares. Such right of redemption shall be exercised by the Corporation by giving notice in writing to the beneficial owner at the address of the beneficial owner as the same appears in the records of the Corporation or its transfer agent not later than the sixtieth (60th) day following the Corporation's receipt of notice of a person's ownership of Excess Shares. If the Corporation shall give notice to a person of its intention to redeem Excess Shares, the beneficial owner of the Excess Shares shall tender such shares to the Corporation, or its transfer agent, duly endorsed for transfer, not later than twenty (20) days following the date of such notice. Unless the Corporation is required by MBCA Section 302A.533, Subd. 3, to obtain shareholder approval for such redemption, the Corporation shall pay such redemption price of the Excess Shares to such shareholder, without interest, within twenty (20) days after receipt of the tender of such shares. If the Corporation is required, pursuant to MBCA
         Section 302A.533, Subd. 3 to obtain approval from its shareholders for such redemption, the Corporation shall notify the beneficial owner of the Excess Shares and, as a condition to such redemption, must obtain approval of the shareholders by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote at the Corporation's next regular meeting or at any special meeting of shareholders, in which event such beneficial owner of Excess Shares shall not be obligated to tender the Excess Shares until such person has been notified by the Corporation that the redemption has been approved by the shareholders. Promptly upon receipt of notice of approval of redemption of the Excess Shares, the beneficial owner of the Excess Shares shall tender such shares to the Corporation, duly endorsed for transfer and not later than twenty (20) days thereafter, the Corporation shall pay the redemption price to such tendering owner, without interest.

                  (e) "Excess Shares" shall not include any shares of capital stock authorized by the Board of Directors issued by the Corporation to persons without shareholder approval ("Board-approved Transaction"), or any capital stock issued by the Corporation to persons in a transaction approved by the holders of a majority of the voting power of all classes of shares entitled to vote at a shareholders' meeting ("Shareholder-approved Transaction"); provided, however, that such shares may constitute Excess Shares subject to this Section 2 when transferred by the beneficial owners thereof following a Board-approved Transaction or a Shareholder-approved Transaction, to persons who, as a result of such transfers, would own more than seven percent (7%) of the Corporation's capital stock.

VOTE REQUIRED

         Approval of Proposal No. 3 requires the affirmative vote of 66 2/3% of the outstanding common stock of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS VOTE "FOR" PROPOSAL NO. 3.

           PROPOSAL NO. 4 - AMENDMENT OF ARTICLES TO PERMIT FEWER THAN
               ALL OF THE DIRECTORS TO TAKE ACTIONS IN WRITING OR
             CONSENTED TO BY AUTHENTICATED ELECTRONIC COMMUNICATION

EXPLANATION OF AMENDMENT


         Most actions taken by the Company's Board of Directors are taken by the directors in person at board meetings. Pursuant to the MBCA, the Board takes action by the affirmative vote of (1) a majority of the directors present at a duly held meeting at the time the action is taken, or (2) a majority of the minimum proportion of directors that would constitute a quorum for the transaction of business at the meeting, except where the Articles require the affirmative vote of a larger proportion or number. The MBCA Section 302A.239 provides that an action required or permitted to be taken at a board meeting may be taken by written action signed, or consented to by authenticated electronic communication, by all of the directors. From time to time, the Company's Board of Directors has taken action in writing signed by all of the directors. MBCA
Section 302A.239 also provides that if the articles of a corporation so provide, any action, other than an action requiring shareholder approval, may be taken by written action signed, or consented to by authenticated electronic communication (e.g. email), by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. Written action is effective when signed, or consented to by authentic electronic communication, by the required number of directors, unless a different effective time is provided in the written action.


         The Board of Directors believes that the Articles should be amended to add a paragraph to Article IV providing that any action, other than an action requiring shareholder approval, may be taken by written action signed, or consented to by authentic communication, by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. This would permit the Board to take actions without the necessity of holding a meeting of the Board of Directors if consented to in writing, or by authenticated electronic communication, by a majority of the directors. This would permit action to be taken without a meeting even if one or two of the directors were absent or unavailable. It would further permit a majority of the members to take action without a meeting, even if a minority of the directors opposed the action.

REASONS FOR AMENDMENT

         In the opinion of the Board, the ability of the Board to take action without a meeting by a majority of the members promotes efficiency and streamlines the operation of the Board. The Board believes that most corporations operating under the MBCA have the ability to take action in writing by a majority of the elected board members.

CERTAIN EFFECTS OF AMENDMENT

         The proposed amendment will enable the Board, without a meeting, to take action, other than an action requiring shareholder approval, in writing, or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting as long as the number of directors taking such action is equal to or greater than the number that would be required for passage at a meeting at which all directors were present. MBCA Section 302A.239 requires that in such cases, all directors are to be sent a copy of the text of the approved action, in order to provide them with prompt notice of actions taken in their absence.

TEXT OF PROPOSED AMENDMENT

         The proposed amendment would be accomplished by adding the following paragraph to existing Article IV pertaining to directors:

                  Any action required or permitted to be taken at a meeting of the Board of Directors, other than an action requiring shareholder approval, may be taken by written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present.

VOTE REQUIRED

         Approval of Proposal No. 4 requires the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 4.

      PROPOSAL NO. 5 - AMENDMENT OF ARTICLES TO ELIMINATE PREEMPTIVE RIGHTS

EXPLANATION OF AMENDMENT


         Presently, the Company's Articles do not restrict preemptive rights of its shareholders. Therefore, if the Company wishes to offer additional shares of its common stock, it must, except for certain excluded issuances, first offer to sell the stock proportionately to the current shareholders on the same terms. Preemptive rights originated at a time when companies were small, had relatively few shareholders and there was little opportunity to purchase shares except when a new issue of stock was offered. As a community-owned telephone company, it was common for the Company's shareholders to know many or all of its other shareholders. Today, however, a number of generations have passed and the Company's shareholder base is larger, with shareholders living both within and outside the community, including states other than Minnesota. As a company whose shares are publicly-traded and which may be held in street names or the names of nominees, the Company does not know the name or location of all beneficial owners of its capital stock. It is uncommon for publicly-held companies to have preemptive rights. Under the MBCA, shareholders of a corporation have preemptive rights unless denied in its articles. A shareholder does not have a preemptive right to purchase securities:


         o        issued for a consideration other than money;

         o        issued pursuant to a plan of merger or exchange;

         o issued pursuant to an employee or incentive benefit plan approved at a meeting by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote;

         o issued upon exercise of previously issued rights to purchase securities of the corporation;

         o issued pursuant to a public offering of the corporation's securities or rights to purchase securities; or

         o issued pursuant to a plan of reorganization approved by a court of competent jurisdiction pursuant to a statute of Minnesota or of the United States.

REASONS FOR AMENDMENT

         The Board of Directors does not believe that preemptive rights serve the best interests of the shareholders, since the preemptive rights procedure involves considerable delay and substantial expense to the Company. For example, it may be advisable that the Company be able to offer or sell unissued shares of common stock to investors for the purpose of obtaining capital to finance expansion of the Company's operations, such as cash purchases of other telephone companies, in each instance to do so without observing pre-emptive rights. It is important to note that under the MBCA, the Company has the right to issue shares in connection with non-cash acquisitions or in connection with a merger or exchange, a public offering or an employee incentive benefit plan approved by the holders of a majority of all shares entitled to vote, without according preemptive rights to its shareholders. With the elimination of preemptive rights, the Company can respond flexibly and more efficiently to market conditions. The elimination of preemptive rights from the Company's Articles requires a statement to that effect in the Articles.

CERTAIN EFFECTS OF AMENDMENT

         If Proposal No. 5 is adopted, shareholders of the Company will not have a preemptive right to purchase a fraction of unissued shares or rights to purchase securities of the Company prior to the Company's offer to other persons. This would allow the Company's Board of Directors to authorize the issuance and sale of common stock or preferred stock in a variety of transactions to persons who may not be existing shareholders of the Company. Such sales could be issued in any amount authorized by the Board of Directors and could be made to persons who would, thereafter, acquire substantial ownership of the Company. In the case of a substantial issuance of shares, the effect thereof could result in a change of control of the Company. The Company, however, has no present plans to effect any issuances of its common stock that would result in a change of control of the Company. Additionally, any acquisition of more than seven percent would be prohibited (other than pursuit to a Board-approved Transaction or Shareholder-approved Transaction).

DISSENTERS' RIGHTS

         MBCA Section 302A.471 entitles any holder of the Company's capital stock who objects to the amendment which denies preemptive rights to dissent and obtain payment for the "fair value" (as defined in MBCA Section 302A.473, Subd.
1) of his, her or its shares of the Company capital stock ("Dissenters' Rights"). Any shareholder contemplating the exercise of these dissenters' rights should review carefully the provisions of Sections 302A.471 and 302A.473 set forth in Appendix A to this Proxy Statement, particularly the procedural steps required to perfect such rights. SUCH RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF MINNESOTA STATUTES SECTION 302A.473 ARE NOT FULLY AND PRECISELY SATISFIED.

         The Company intends to seek approval of Proposal No. 5 and to the amendment which eliminates preemptive rights unless it receives notices of the exercise of Dissenters' Rights from shareholders owning more than 25,000 shares of common stock. If such notices are received, Proposal No. 5 will be abandoned and the amendment will not be made.

         Set forth below (to be read in conjunction with the full text of Section 302A.473 appearing in Appendix A to this Proxy Statement) is a brief description of the procedures relating to the exercise of Dissenter's Rights. The following description does not purport to be a complete statement of the provisions of Section 302A.473 and is qualified in its entirety by reference thereto.

         Under Section 302A.473, Subd. 3, a shareholder, who wishes to exercise dissenters' rights (a "dissenter") must file with the Company (at the Company address set forth in this proxy statement, Attention: Bill Otis, President), before the vote on the proposed amendment at the Annual Meeting, a written notice of intent to demand the fair value of the Company common stock owned by the shareholder. IN ADDITION, THE SHAREHOLDER MUST NOT VOTE HIS OR HER SHARES FOR THE APPROVAL AND ADOPTION OF PROPOSAL NO. 5. A VOTE AGAINST PROPOSAL NO. 5 WILL NOT IN ITSELF CONSTITUTE SUCH A WRITTEN NOTICE AND A FAILURE TO VOTE WILL NOT AFFECT THE VALIDITY OF A TIMELY WRITTEN NOTICE. HOWEVER, THE SUBMISSION OF A PROPERLY-EXECUTED BLANK PROXY, UNLESS WITHDRAWN, WILL CONSTITUTE A VOTE FOR THE APPROVAL AND ADOPTION OF PROPOSAL NO. 5 AND A WAIVER OF DISSENTERS' RIGHTS.

         Under Section 302A.471, Subd. 2, a shareholder of the Company may not assert dissenters' rights with respect to less than all of the shares of the Company capital stock registered in the shareholder's name, unless the shareholder dissents with respect to all of the shares beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. A beneficial owner of shares of the Company's capital stock who is not the registered shareholder may assert dissenters' rights with respect to such shares by following the procedures described in Sections 302A.471 and 302A.473, IF THE BENEFICIAL OWNER SUBMITS TO THE COMPANY AT THE TIME OF OR BEFORE THE ASSERTION OF DISSENTERS' RIGHTS A WRITTEN CONSENT OF THE SHAREHOLDER IN WHOSE NAME THE SHARES ARE REGISTERED.

         After the amendment is approved by the Company's shareholders, the Company will send a notice containing the information required by Section 302A.473, Subd. 4, to all dissenters who filed in a timely manner the necessary notice of intent to demand the fair value of their shares and who did not vote their shares in favor of the amendment. The Company's notice will contain: (1) the address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received; (2) any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received; (3) a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and (4) a copy of Sections 302A.471 and 302A.473 and a brief description of the procedures to be followed pursuant to those sections. In order to receive the fair value of the shares under Section 302A.473, a dissenter must demand payment and deposit certificates representing shares within 30 days after such notice from the Company is given, but the dissenting shareholders retains all other rights of a shareholder until the proposed amendment takes effect. Under Minnesota law, notice by mail is given by the Company when deposited in the United States mail. A SHAREHOLDER WHO FAILS TO MAKE DEMAND FOR PAYMENT AND TO DEPOSIT CERTIFICATES AS REQUIRED BY SECTION 302A.473, SUBD. 4, WILL LOSE THE RIGHT TO RECEIVE THE FAIR VALUE OF HIS OR HER SHARES UNDER SUCH SECTION NOTWITHSTANDING THE TIMELY FILING OF NOTICE OF INTENT TO DEMAND PAYMENT UNDER SECTION 302A.473, SUBD. 3.

         After the amendment eliminating preemptive rights is approved and filed with the Minnesota Secretary of State, or after the Company receives a valid demand for payment, whichever is later, the Company will remit to each dissenter who has complied with Section 302A.473, Subds. 3 and 4, the amount the Company estimates to be the fair value of the shares, with interest from five days after the date of final effectiveness until the date of payment, calculated at the rate of interest for verdicts and judgments in Minnesota. Such remittance will be accompanied by certain financial statements, an estimate of fair value, a description of the method used by the Company to reach such estimate, a copy of Sections 302A.471 and 302A.473, and a brief description of the procedure to be followed in demanding supplemental payment. The Company may withhold the remittance described above from a person who was not a shareholder on the date Proposal No. 5 was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If such a dissenter has complied with Section 302A.473, Subds. 3 and 4, the Company will forward to the dissenter the same materials sent to dissenters receiving a remittance, plus a statement of the reason for withholding the remittance, and an offer to pay the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction.

         If a dissenter believes that the amount remitted or offered by the Company is less than the fair value of the shares, with interest, the dissenter may give written notice to the Company of the dissenter's estimate of fair value, with interest, within 30 days after the Company mails such remittance or offer, and demand payment of the difference. UNLESS A DISSENTER MAKES SUCH A DEMAND WITHIN SUCH 30-DAY PERIOD, THE DISSENTER WILL BE ENTITLED ONLY TO THE AMOUNT REMITTED OR OFFERED BY THE COMPANY.

         Within 60 days after the Company receives such a demand from a dissenter, it will be required to either pay the dissenter the amount demanded or agreed to after discussion between the dissenter and the

Company or file in court a petition requesting that the court determine the fair value of the shares, with interest. All dissenters who have demanded payment for their shares, but have not reached agreement with the Company, will be made parties to the proceeding. The court will then determine whether the dissenters in question have fully complied with the provisions of Section 302A.473, and will determine the fair value of the shares, taking into account any and all factors the court finds relevant (including, without limitation, the recommendation of any appraisers which may have been appointed by the court), computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the Company or a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, but the dissenters will not be liable to the Company for the amount, if any, by which the payment remitted to the dissenters exceeds the fair value of the shares determined by the court, with interest. The costs and expenses of the court proceeding will be assessed against the Company, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment is found to be arbitrary, vexatious or not in good faith.

TEXT OF AMENDMENT

         The elimination of preemptive rights from the Company's Articles requires a statement to that effect in the Articles. The amendment would be accomplished by adding the following new Article VI the Articles:

                  The holders of shares of the Corporation shall have no preemptive right to purchase, subscribe or otherwise acquire any new or additional securities of the Corporation, or any options or warrants to purchase, subscribe or otherwise acquire any such new or additional securities before the Corporation may offer them to other persons.

VOTE REQUIRED

         Approval of Proposal No. 5 requires the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 5.

           PROPOSAL NO. 6 - RATIFICATION OF APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

GENERAL

         Our Board of Directors has appointed Kiesling Associates LLP as independent public accountants for the Company for the fiscal year ending December 31, 2003. A proposal to ratify that appointment will be presented to shareholders at the meeting. If the shareholders do not ratify such appointment, the board of directors will select another firm of independent auditors.

         Representatives of Kiesling Associates LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

CHANGE IN ACCOUNTANTS


         Effective November 18, 2002, Olsen Thielen & Co., Ltd. (O&T) was dismissed as the Company's independent auditors. O&T's reports on the audited financial statements for the year ended December 31, 2001, did not contain adverse, qualified or modified opinions. The change in accountants was recommended by the Board of Directors. There were no disagreements with O&T. On November 26, 2002, the Board of Directors appointed Kiesling Associates LLP as the Company's independent auditors.


AUDIT FEES


         For professional services for the audit of the Company's annual consolidated financial statements for 2002, Kiesling Associates LLP billed the Company an aggregate of approximately $38,000. O&T billed the Company approximately $17,093 for the review of the consolidated financial statements included in the Company's Forms 10-Q for 2002.


ALL OTHER FEES


         The aggregate fees billed for services rendered by our principal accountant, other than the services described in the preceding paragraph, for our most recent fiscal year were $162,164. The non-audit fees were primarily for tax services. In addition, we incurred non-audit fees, regulatory services, cost studies and other management advisory services. No other fees were paid to Kiesling Associates LLP.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES


         Neither O&T nor Kiesling Associates LLP billed the Company for any financial information systems design and implementation for 2002.


INDEPENDENCE

         The audit committee of our Board of Directors has considered whether the provision of the services described in the preceding paragraph was compatible with maintaining our principal accountant's independence.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 6

                                       25
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's officers and directors are required to file reports of their beneficial ownership with the Securities and Exchange Commission. Based on the Company's review of copies of such reports received by it, or written representations from reporting persons, the Company believes that during year ended December 31, 2002, executive officers and directors of the Company filed all reports with the Securities and Exchange Commission required under Section 16(a) to report their beneficial ownership on a timely basis except that Statements Of Changes In Beneficial Ownership on Form 4 were not timely filed to report acquisitions of common stock by Ms. Domeier on September 30, 2002 and October 28, 2002 and acquisitions of common stock by Mr. Nelson on October 22, 2002 and November 12, 2002.


                           ANNUAL REPORT ON FORM 10-K

         We will send, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, including the financial statements and the financial statement schedules, as filed with the Securities and Exchange Commission, to any person whose proxy is being solicited, upon written request to New Ulm Telecom, Inc., Attention: Corporate Secretary, 27 North Minnesota Street, New Ulm, Minnesota, 56073.


                  SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

         If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the next annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of the Company at 27 North Minnesota Street, Attention Bill Otis, no later than January 13, 2004. All proposals must conform to the rules and regulations of the Securities and Exchange Commission. Under Securities and Exchange Commission rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the next annual meeting of shareholders after March 29, 2004, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.


                                  OTHER MATTERS


         The management of the Company is unaware of any other matters that are to be presented for action at the Annual Meeting. Should any other matter properly come before the Annual Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment. ***



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The Securities and Exchange Commission (the "Commission") allows the Company to incorporate by reference into this Proxy Statement information and documents that the Company has separately filed with the Commission. The information incorporated by reference is deemed to be a part of this Proxy Statement. These documents contain important information about the Company and its financial condition: Annual Report on Form 10-K for the year ended December 31, 2002.


                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Barbara A.J. Bornhoft

                                              Barbara A.J. Bornhoft
                                              SECRETARY
New Ulm, Minnesota
April 18, 2003

                                                                      APPENDIX A


                               DISSENTERS' RIGHTS

                         SECTIONS 302A.471 AND 302A.473
                    OF THE MINNESOTA BUSINESS CORPORATION ACT


302A.471. RIGHTS OF DISSENTING SHAREHOLDERS

SUBD 1. ACTIONS CREATING RIGHTS. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

               (1)  alters or abolishes a preferential right of the shares;

               (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

               (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

               (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

          (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

          (c) A plan of the merger, whether under this chapter or under chapter 322B, to which the corporation is a constituent organization, except as provided in subdivision 3;

          (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, except as provided in subdivision 3; or

          (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

SUBD 2. BENEFICIAL OWNERS.

          (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

          (b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

SUBD 3. RIGHTS NOT TO APPLY.

          (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of (1) the surviving corporation in a merger with respect to the shares of the shareholder that are not entitled to be voted on the merger and are not canceled or exchanged in the merger or (2) the corporation whose shares will be acquired by the acquiring corporation in a plan of exchange with respect to shares of the shareholder that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.

          (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

SUBD 4. OTHER RIGHTS. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473. PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS


SUBD 1. DEFINITIONS.


          (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

          (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

          (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

          (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.


SUBD 2. NOTICE OF ACTION. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

SUBD 3. NOTICE OF DISSENT. If the proposed action must be approved by the shareholders, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

SUBD 4. NOTICE OF PROCEDURE; DEPOSIT OF SHARES.


          (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

               (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

               (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

               (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

               (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

          (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.


SUBD 5. PAYMENT; RETURN OF SHARES.


          (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

               (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

               (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

               (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

          (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

          (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.


SUBD 6. SUPPLEMENTAL PAYMENT; DEMAND. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

SUBD 7. PETITION; DETERMINATION. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

SUBD 8. COSTS; FEES; EXPENSES.


          (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

          (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

          (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                                                      APPENDIX B


                              NEW ULM TELECOM, INC.

                             AUDIT COMMITTEE CHARTER

ORGANIZATION

         There shall be a committee of the Board of Directors of New Ulm Telecom, Inc. (the "Company") to be known as the Audit Committee. The Audit Committee shall be composed of three or more non-employee directors, appointed annually at the annual organizational meeting of the Board of Directors. Each member of the Audit Committee shall be an independent director and shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements at the time of their appointment to the Audit Committee, and at least one member of the Committee shall have accounting or related financial management expertise and qualify as a "financial expert" in accordance with the requirements of the rules and regulations of the Securities and Exchange Commission and the Marketplace Rules of The Nasdaq Stock Market or such other listing organization or system on which the Company's securities are listed or reported (as may be modified or supplemented).

STATEMENT OF POLICY

         The Audit Committee shall, through regular or special meetings with management and the Company's independent auditors, provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community and provide oversight on matters relating to (a) internal controls regarding finance, accounting, auditing, and regulatory compliance activities, (b) public disclosure, accounting, and financial reporting practices, (c) the quality and integrity of the Company's financial reports, and (d) management's identification and control of key business and financial risks. In so doing, the Audit Committee shall maintain free and open means of communication among the directors, the independent auditors and Company management.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, which is the responsibility of management and the independent auditors. It is also the responsibility of management to assure compliance with laws and regulations and the Company's corporate policies with oversight by the Audit Committee in the areas covered by this Charter.

RESPONSIBILITIES

         In carrying out its responsibilities, the Audit Committee's policies and procedures will remain flexible, in order to best react to changing conditions and to ensure the integrity of the Company's financial accounting and public disclosure practices

         In carrying out these responsibilities, the Audit Committee shall:

     (a) Review and reassess the adequacy of this Charter at least annually and submit the Charter to the Board of Directors for approval and cause the Charter to be approved at least once every three years in accordance with the rules and regulations of the Securities and Exchange Commission and the Marketplace Rules of The Nasdaq Stock Market or such other listing organization or system on which the Company's securities are listed or reported (as may be modified or supplemented).

     (b) Assess the quality of the Company's financial reporting and the soundness of business risk controls.

     (c) Review periodically any code of ethics adopted by the Company, determine whether the conduct of the Company's management is consistent with such code of ethics, and review any code of ethics with all Company directors and senior management on an annual basis.

     (d) Emphasize the adequacy of internal controls to identify any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

     (e)  Consider and review with the independent auditors:

          o The adequacy of the Company's internal controls including computerized information system controls and security.

          o Any significant findings and recommendations of the independent auditors together with management's responses thereto.

     (f) Annually review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. Such review should include receipt and review of a report from the independent auditors regarding their independence consistent with Independence Standards Board Standard I (as it may be modified or supplemented). All engagements for non-audit services by the independent auditors must be approved by the Audit Committee prior to the commencement of services. The Audit Committee may designate a member of the Audit Committee to represent the entire Audit Committee for purposes of approval of non-audit services, subject to review by the full Committee at the next regularly scheduled meeting. The Company's independent auditors may not be engaged to perform activities prohibited under the rules of the Public Company Accounting Oversight Board, the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission, or the Marketplace Rules of The Nasdaq Stock Market or such other listing organization or system on which the Company's securities are listed or reported.

     (g) Annually review and approve any conflicts of interest and related-party transactions (unless the Board of Directors has established a separate committee of independent directors to perform such functions).

     (h)  Establish procedures for:

          o The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

          o The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     (i) Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

INDEPENDENT AUDITOR OVERSIGHT

         The Audit Committee has the ultimate responsibility for the oversight of the services provided by the independent auditors. The Company's independent auditors are directly accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the independent auditors, annually appoint the independent auditors and approve any discharge of auditors when circumstances warrant.

AUDITOR QUALIFICATIONS

         The Audit Committee shall appoint a public accounting firm to audit the books of the Company. The audit firm shall meet the independence and registration requirements of the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission and the Marketplace Rules of The Nasdaq Stock Market.

         The Audit Committee shall periodically obtain from the independent auditor a formal written statement delineating all relationships between the auditor and the Company. The Audit Committee shall actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and to take or recommend that the full Board of Directors take appropriate action to ensure the independence of the independent auditor.

ANNUAL AUDIT PLANNING AND SUPERVISION

         The Audit Committee shall:

               o Review the background and expertise of the independent auditor's proposed executive partner and auditing personnel background and expertise.

               o Determine whether the independent auditor is registered with the Public Company Accounting Oversight Board, when required, and the AICPA's SEC practice section and participates in voluntary peer review professional practice program.

               o Review the independent auditor's litigation history and professional liability insurance.

               o Review the independent auditor's engagement letter, which shall define the nature and scope of the audit engagement and constitute a contract for that firm's professional services.

         The Audit Committee also shall obtain and review at least annually a written report from the independent auditors describing:

               o All critical accounting policies and practices to be used by the Company;

               o All alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company's management;

               o Ramifications of the use of such alternative disclosures and treatments, and the treatments preferred by the independent auditors; and

               o Other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

ANNUAL AUDIT REVIEW

         The Audit Committee shall approve:

               o The fees and other significant compensation to be paid to the independent auditors.

               o The independent auditors' annual audit plan, including scope, staffing, locations and reliance upon management and internal audit department.

         In connection with the annual audit, the Audit Committee shall:

               o Ascertain any disagreements about audit personnel or between audit personnel and company management.

               o Review the Company's annual audited financial statements prior to filing or release. Such review shall include discussions with management and the independent auditors of significant issues regarding critical accounting estimates, accounting principles, practices and judgments, including, without limitation, a review with the independent auditors of any auditor report to the Committee required under the rules of the Securities and Exchange Commission (as may be modified or supplemented). Review should also include review of the independence of the independent auditors and a discussion with the independent auditors of the conduct of their audit. Based on such review, the Audit Committee shall determine whether to recommend to the Board of Directors that the annual audited financial statements be included in the Company's Annual Report filed under the rules of the Securities and Exchange Commission.

QUARTERLY REVIEW

         The Audit Committee shall review quarterly financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operation and ensure that the independent auditor reviews quarterly financial statements based on SAS 71, Interim Financial Review.

         The Audit Committee shall obtain from the independent auditor (prior to the filing of the Form 10-Q and prior to the public announcement of the Company's quarterly results) a written confirmation that the auditor determines all matters are consistent with standards described in SAS 61, Communication with Audit Committees, including significant adjustments and significant new accounting policies. If concerns exist, the Audit Committee, or at least its chairperson, will discuss with the independent auditor and a representative of financial management, in person or by telephone conference call, the matters of concern prior to the filing of the Form 10-Q and prior to the public announcement of the Company's quarterly results.

ANNUAL REVIEW

         The Audit Committee shall review and discuss with management and the independent auditors the Company's annual financial statements and any other significant reports or financial information prior to submission to any governmental body, or the public, including without limitation:

               o Any certification, report, opinion or review rendered by the independent accountants, and

               o The Annual Report on Form 10-K, with particular attention to Management's Discussion and Analysis of Financial Condition and Results of Operation contained therein.

         The Audit Committee shall confirm that the annual report discusses changes in corporate reporting or accounting practices (for example, departures from GAAP, exceptions to the consistent application of accounting principles, etc.).

         The Audit Committee shall review with Company's management, legal counsel, and the independent auditors any use of the statutory "safe harbor" for forward-looking information that relates to or derives from the Company's financial statements.

         The Audit Committee shall prepare an annual report for inclusion in the Company's annual proxy statement as required by rules and regulations of the Securities and Exchange Commission and submit such report to the Board of Directors for approval.

ADDITIONAL MATTERS FOR REVIEW

         The Audit Committee shall also:

               o Receive a copy of outside counsel's letter to the auditor regarding litigation, claims and assessments and review the accounting treatment concerning contingency losses and any effect on financial statements.

               o Be informed via correspondence by the independent auditor or counsel of the status of the Company's compliance with applicable securities, tax, antitrust, labor and industry laws and regulations.

               o Ascertain the existence of and review any material non-arm's length transactions.

               o Review the Company's annual proxy statement for omissions of critical information.

               o Discuss the independent auditor's analysis of the Company's internal controls.

OUTSIDE ADVISERS

         The Audit Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its responsibilities. The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of compensation to:

               o The independent auditors employed by the Company for the purpose of rendering or issuing an audit report.

               o Any advisers employed by the Audit Committee pursuant to this Charter.

DEFINITIONS OF CERTAIN TERMS

         The terms "independent director," "registered" (when referring to a public accounting firm) and "non-audit services" shall have the meanings set forth in the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission, and the Marketplace Rules of The Nasdaq Stock Market or such other listing organization or system on which the Company's securities are listed or reported. The term "independent auditor" shall mean the registered public accounting firm selected by the Audit Committee to audit the books of the Company pursuant to the terms of this Charter.

                       CONSENT OF KIESLING ASSOCIATES LLP

         We consent to the incorporation by reference in Schedule 14A of our report dated February 7, 2003, with respect to the consolidated financial statements of New Ulm Telecom, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002.


/s/ Kiesling Associates LLP

West Des Moines, Iowa
April 18, 2003

                      CONSENT OF OLSEN THIELEN & CO., LTD.

         We consent to the incorporation by reference in Schedule 14A of our report dated February 21, 2002, with respect to the consolidated financial statements of New Ulm Telecom, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001.


/s/ Olsen Thielen & Co., Ltd.

St. Paul, Minnesota
April 18, 2003
                                                                affix label here



                              NEW ULM TELECOM, INC.
                            27 North Minnesota Street
                            New Ulm, Minnesota 56073
                                 (507) 354-4111

                                      PROXY
                                      -----

     The undersigned hereby appoints James Jensen, Duane Lambrecht, Perry Meyer, Robert Ranweiler or any of them, with power of substitution, as proxies to vote the shares of common stock of the undersigned in NEW ULM TELECOM, INC. at the Annual Meeting of Shareholders to be held on May 15, 2003 at 10:00 a.m. at the New Ulm Civic Center located at 1212 N. Franklin Street, New Ulm, Minnesota, and at any adjournment thereof, upon all business that may properly come before the meeting, including the business identified (and in the manner indicated) on this proxy and described in the proxy statement furnished herewith.

     Indicate your vote by an (X). The Board of Directors recommends voting FOR all items.

ITEM
----
          1.   Election of Directors _____ FOR - All Nominees

                                     _____ WITHHELD - All Nominees

                                    (Except as marked to the contrary below.)

               Nominees: ROSEMARY DITTRICH, MARY ELLEN DOMEIER, GARY NELSON

               INSTRUCTION: To withhold authority to vote for any nominee, mark through that nominee's name.

          2.   To consider and vote upon a proposal to amend Article III,
               Section 1 of the Company's Articles of Incorporation (the "Articles"):

               (a) to increase the number of authorized shares of common stock from 19,200,000 shares to 90,000,000 shares, each having a par value of $1.66 per share; and

               (b) to authorize the issuance of up to 10,000,000 shares of preferred stock of the par value of $1.66 per share and allow the Board of Directors to fix the rights and preferences of preferred shares of any class or series and to generally allow the Board of Directors to authorize the issuance thereof by resolution in the manner prescribed by law and to take other actions consistent therewith;

                    _____ FOR           _____    AGAINST         _____ ABSTAIN

          3.   To consider and vote upon a proposal to amend Article III,
               Section 2 of the Articles, which currently provides that no individual shareholder, partnership, corporation or fiduciary shall own either in their, his or her own right or jointly with another party more than seven percent (7%) of the outstanding capital stock of the Company, by adding provisions which provide that (i) to the extent capital stock is acquired in excess of such permitted limit ("Excess Shares"), such Excess Shares may not be voted; and (ii) the Company shall have the right to redeem Excess Shares;

               _____ FOR           _____    AGAINST         _____ ABSTAIN

          4. To consider and vote upon a proposal to amend Article IV of the Articles to add a provision that an action required or permitted to be taken at a meeting of the Board of Directors, other than an action requiring shareholder approval, may be taken by written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present;

               _____ FOR           _____    AGAINST         _____ ABSTAIN

          5. To consider and vote upon a proposal to amend the Articles by adding new Article VI thereof to provide that no shareholder shall be entitled to any preemptive right to purchase, subscribe or otherwise acquire any new or additional securities of the Company, or any options or warrants to purchase, subscribe for or otherwise acquire any such new additional securities before the Company may offer them to other persons;

               _____ FOR           _____    AGAINST         _____ ABSTAIN

          6. To ratify the appointment of Kiesling Associates LLP as the Company's independent public accountants for the fiscal year ending December 31, 2003; and

               _____ FOR           _____    AGAINST         _____ ABSTAIN

          7. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS WHICH RECOMMENDS VOTING FOR ALL ITEMS. IT WILL BE VOTED AS SPECIFIED. IF NOT SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL ITEMS.

               PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED ENVELOPE.

          SIGNATURE ______________________________ DATE ________________________

          SIGNATURE ______________________________ DATE ________________________

               Please sign exactly as name(s) appear on the mailing label. If joint account, each joint owner should sign. If signing for a corporation or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.